100 Wellington Street West Suite 2201 Toronto, Ontario, Canada M5K 1K2 Phone: 416-594-2228 Fax: 416-352-5864

December 3, 2008

Mantra Venture Group Ltd.
Dominion Building
Suite 1205, 207 West Hastings Street
Vancouver, BC
V6B 1H7

Attention:                      Mr. Larry Kristof – President and CEO

Re:           Sponsorship to TSX Venture Exchange (TSXV) and Proposed Equity Capital Raise (the “Agreement”)

Dear Sirs,

    M Partners Inc. (the “Agent” or “M Partners”) understands that Mantra Venture Group Ltd. (“the Company”) proposes to become listed on the TSX Venture Exchange (the “TSXV”) and requires a TSX Sponsorship formal due diligence study (the “Sponsorship”) ensuring the Company meets all TSXV listing requirements. In addition, the Company proposes to make an offering of securities concurrently to raise capital under a non-brokered private placement, an offering up to CDN$1,500,000 by way of an Equity Capital Raise (the “Offering”) and submit an application to qualify a portion of the Offering for a tax credit under the Small Business Venture Capital Act.

Sponsorship

    The Agent agrees to act as Sponsor to the Company and provide to the TSXV with a sponsorship report subject to the terms and conditions set forth below:

1)
The services offered pursuant to this Agreement shall include the submission by M Partners of a Sponsorship Report, as required by the TSXV under TSXV Policy 2.2, including a Sponsorship Acknowledgement, a preliminary Sponsorship Report and final Sponsor Report, subject to satisfactory results from Agent’s due diligence reviews.

2)	The Company will pay a non-refundable retainer fee of CDN$10,000 to Agent, upon execution of this Agreement.

3)
The total Sponsorship fees payable, of CDN$45,000, plus G.S.T., less the retainer fee, shall be payable on the delivery of the final Sponsorship Report.   The Agent will not deliver the final Sponsorship Report unless sufficient money has been raised by the Company (in either the Offering or through non-brokered interim offerings) to meet the minimum asset and working capital listing requirements of the TSXV.

4)
The Agent will commence the due diligence process for sponsorship following the execution of an engagement letter between the Company and the Agent and such due diligence shall be completed expeditiously. M Partners will appoint Kelly Klatik as the key contact person on this Sponsorship and will be required to notify the Company immediately of any changes to this.

5)
The Company, will be responsible for the expenses of the Agent relating to this Agreement including, without limitation, legal fees, printing costs, mailing costs, all advertising charges approved by the Company and the Agent’s reasonable out-of-pocket expenses including all charges by ‘experts’ (consultants, under contracts approved by both the Company and Agent, providing assessments or technical reports required for the preparation of the Sponsor Report) and travelling expenses which will be budgeted by mutual agreement; provided that Agent will not incur aggregate expenditures (exclusive of fees, and disbursements of its counsel), in excess of CDN$10,000 during the term of this Agreement, without the prior approval of the Company. An expense retainer of CDN$10,000 will be required once the Agent has incurred CDN$5,000 in expenses.

6)
The Company will be responsible for any non-brokered interim offerings and closings of funds prior to the completion of the Sponsorship report and TSXV listing. The Company will be required to provide continuous disclosure and updates to the Agent of any terms and conditions of these interim capital raises. The Agent has the option to participate in the non-brokered offering as a finder and will earn a commission (the “Finder’s Commission”) equal to eight percent (8.0%) of the aggregate gross proceeds received by the Company from investors referred by the Agent under the non-brokered placement, which will be payable to the Agent at the time of closing of the Offering. The Company will refer any institutional clients resident in Canada to the Agent on the non-brokered offering. The maximum raised under the non-brokered offering from Canadian residents will be CDN$350,000 and this limit will apply for the earlier of the conclusion of the Sponsorship and 60 days from the date of this Agreement (“Non-Brokered Offering Period”). The maximum raised may be increased by mutual consent of the Company and the Agent.  After the Non-Brokered Offering Period, if the Sponsorship has not been completed and is ongoing, the Company may raise an additional CDN$350,000 through additional non-brokered offerings from Canadian resident investors every 60 days as agreed by Agent acting reasonably.

7)
The Company may also complete one or more interim non-brokered offerings from investors (institutional or non-institutional) not resident in Canada (“International Offerings”).  If the Company completes International Offerings prior to a TSXV listing, the Company will pay the Agent a commission on the aggregate gross proceeds received by the Company pursuant to the International Offerings equal to:

a.	four percent (4%) for non institutional investors for any financing received by the Company in excess of the Exempt International Offering Amount as described below; and

b.	eight percent (8%) for institutional investors.

The Exempt International Offering Amount shall be equal to CDN$350,000 every 60 days, less the amount of any financing received by the Company from Canadian residents during that 60 day period.

The Company will be required to provide continuous disclosure and updates to the Agent of any terms and conditions of the International Offerings.

8)
Any capital raised through any non-brokered interim offerings will not be subject to the requirement that the funds be held in escrow by the Agent until completion of the TSXV listing, subject to regulatory rules.

Equity Capital Raise Offering

    In addition and exclusive to the sponsorship, the Agent wishes to arrange, on a commercially reasonable best efforts basis, the offer and sale of the Offered Securities (defined below).  The Offering is proposed to be units comprised of Common Shares of the Company (the “Common Shares”) and Common Share Purchase Warrants (the “Warrants”) issued from treasury of the Company (the “Offered Securities”) in accordance with the terms below. This offering may be concurrent to the Sponsorship; however, will not close until the completion of the Sponsorship report and listing of the Company on the TSXV. In addition, the Agent will assist with an application to qualify a portion of the Company’s Offered Securities for a tax credit under the Small Business Venture Capital Act.

    Subject to the terms and conditions hereof, the Company hereby appoints the Agent and the Agent hereby agrees to act as the Company’s exclusive lead agent, on a commercially reasonable best efforts basis and upon the terms and subject to the conditions hereinafter set forth to offer and sell the Offered Securities to accredited investors.  The Agent, under guidance from the Company, may appoint in respect of the Offering, a syndicate or selling group consisting of other agents or sub-agents who are registered dealers, subject to the approval of the Company.  The obligations of the Company hereunder shall be conditional upon receiving all consents, approvals and/or waivers from the TSXV. The proposed terms and conditions of the Offering are as follows:

Summary of Terms

Issuer:	Mantra Venture Group Ltd. (the “Company”)
Offered Securities:
Units of the Company (the “Units”). Each Unit consisting of one common share of the Company (a “Common Share”) and one half Common Share purchase warrant, with each whole Common Share purchase warrant (a “Warrant) entitling the holder to purchase a Common Share (a “Warrant Share’) for 2 years at a price equal to a to be determined % premium to the Issue Price during the first year following the date of the closing of the Offering and a to be determined % premium to the Issue Price during the second year following the date of the closing of the Offering. The premiums, if any, will be determined in context with market conditions.

Price:	The Issue Price will be determined in context with market conditions (the “Issue Price”).
Offering Amount:	Up to CDN $1,500,000
Over-Allotment Option:
Over-Allotment Option to acquire additional Units, representing 20% of the number of Units, to cover over-allotments, if any, and for market stabilization purposes. The Over-Allotment Option may be exercised at the Issue Price for a period of 30 days from the date of closing of this Offering.

Selling Jurisdictions:	Provinces of Ontario, Alberta, British Columbia and such other Provinces and/or jurisdictions outside of Canada as may be agreed to between the Company and the Agent.
Use of Proceeds:	The net proceeds will be used to provide capital to meet working capital requirements for the TSX Venture Exchange (the “TSXV”) listing and for working capital purposes, as per schedule “A” attached.
Closing Date:	As may be agreed to between the Company and the Agent
Conditions:	Funds will be held in escrow and the Offering will not be completed until approval of regulatory bodies for listing on the TSXV is received.
Agent’s Compensation:
A cash commission (the “Agent’s Commission”) equal to eight percent (8.0%) of the aggregate gross proceeds received by the Company under the Offering will be payable to the Agent at the time of completion of the Offering. The Agents Commission will be reduced to four percent (4.0%) on gross proceeds from investors (non-institutional) referred by the Company, excluding other intermediaries. The Company or Agent may introduce other sub-agents to the Offering and the sub-agents may participate in a portion of the cash commission, as agreed by Agent.

The Company shall create and issue to the Agent non-transferable warrants (“Broker’s Warrants”) entitling the Agent to acquire 8% of the number of Units sold under the Offering exercisable at a 15% premium to the Issue Price of the Units for a period of 18 months from closing.

Expenses:
The Company shall be responsible for all reasonable costs and expenses of the Offering, including due diligence costs, and shall reimburse the Agent for its reasonable out-of-pocket expenses and pay the fees of the Agent’s legal counsel as per guidelines under Sponsorship heading item (5)

Prospectus Exempt Offering

    The offer and sale of the Offered Securities is to be made in a manner exempt from the prospectus requirements of the securities legislation of the Provinces of British Columbia, Alberta and Ontario (and such other Provinces of Canada in which the Offered Securities may be sold) (the “Offering Jurisdictions”) without the necessity of obtaining any orders of relevant securities commissions or other appropriate regulatory bodies.

    The Offered Securities are being offered by the Company in Canada pursuant to exemptions from the prospectus requirements of applicable securities laws set out in NI 45-106 Prospectus and Registration Exemptions (“NI 45-106”) which exempts trades in a security if the purchaser is an accredited investor as defined in NI 45-106 or purchasing securities with a cost of not less than CDN$150,000 paid in cash.  Subscriptions will only be accepted by the Company from persons resident in the Offering Jurisdictions either who are and certify they are accredited investors or purchase Units with a cost of not less than CDN$150,000.  The Agent agrees that it will conduct its activities in connection with the distribution of the Offered Securities on the foregoing basis in compliance with all relevant laws and regulatory requirements.

Other Jurisdictions

    The Offering may be made in such other jurisdictions outside of Canada as the Agent and the Company may agree, subject to the purchaser of Offering Securities and the Company demonstrating to the satisfaction of the Agent that the Offered Securities may be offered and sold in such other jurisdiction.

    The Company and the Agent undertake to file or cause to be filed all forms and undertakings required to be filed by the Company and the purchasers, respectively, in connection with this Offering so that the offer and sale of the Offered Securities may lawfully occur without the necessity of filing a prospectus.

Subscription Agreement

    Each purchaser of Offered Securities shall execute a subscription agreement in a form satisfactory to the Company and the Agent acting reasonably.

Commercially Reasonable Best Efforts Offering

    It is understood that this letter agreement does not represent a firm commitment of the Agent to purchase any offered Units.  The Agent shall act as the Company's exclusive lead-agent in connection with the Offering, and shall use its commercially reasonable best efforts to solicit purchases of the Offered Securities, but the Agent shall have no obligation to purchase any Units.  The Agent’s ability to successfully market the issue will be contingent upon market conditions at the time of the Offering and the completion of satisfactory due diligence by the Agent or its representatives.

    The Company agrees not to deal with any other underwriter or agent in respect of the subject financing nor will the Company seek financing in a form the same as, or similar to, the subject financing before the end of the term of this agreement, without prior written consent of the Agent, such consent not to be unreasonably withheld.

    During the term of this agreement, the Company may introduce other sub-agents to the Offering and the sub-agents may participate in a portion of the cash commission, as agreed by Agent.

Due Diligence

    The Agent will commence the due diligence process immediately following a fully executed agreement between the Company and the Agent and such due diligence shall be completed expeditiously. The Company will make available to the Agent all financial information, documentation and records of the Company and its subsidiaries and shall further make available to the Agent the senior management of the Company and subsidiaries in order to enable the Agent to conduct such due diligence investigations and review as the Agent determines necessary and to assist the Agent in completion of the sponsorship documents and to market the Offering.

    The Company agrees that during the term of this engagement, the Agent will be kept informed of all material business and financial developments affecting the Company and its business, whether or not requested by the Agent or its legal counsel.

Indemnity

    The Company covenants and agrees to protect and indemnify the Agent for and on behalf of itself and for and on behalf of and in trust for its officers, employees and agents (an “Indemnified Party”) against any and all losses (other than loss of profits), claims, damages, liabilities, costs or expenses caused or incurred by reason of or arising out of the Offering or the subject matter of this agreement including without limitation:

(a)
Any statement which at the time and in the light of the circumstances under which it was made may contain a misrepresentation (as defined in the Securities Act (Ontario)) (other than information relating to or provided by the Agent); or

(b)
The omission or alleged omission to state any material fact required to be stated therein or necessary to make any statement therein not misleading in the light of the circumstances under which it was made (other than information relating to or provided by the Agent).

    If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Company pursuant to the provisions hereof, or if any potential claim contemplated hereby shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Company in writing of the nature of such action or claim (provided that any failure to so notify shall not affect the Company's liability under this paragraph unless such delay has prejudiced the defense to such claim).  The Company shall assume the defense thereof at its expense, provided, however that the defense shall be through legal counsel acceptable to the Indemnified Party, acting reasonably.  In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defense thereof, and the fees and expense of such counsel shall be borne by the Company if:

(a)
The Indemnified Party has been advised by counsel, acting reasonably, that representation of the Company and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or

(b)	The Company has failed within a reasonable time after receipt of such written notice to assume the defense of such action or claim.

    It is understood and agreed that neither party shall effect any settlement of any action or claim or make any admission of liability without the written consent of the other party, such consent not to be unreasonably withheld or delayed.

    In the event that, for any reason, the indemnity provided for herein is unavailable, the Agent and the Company shall contribute to the aggregate of all losses, claims, damages, liabilities, costs or expenses such that the Agent shall be responsible for that portion represented by the percentage that the Agent's Commission bears to the gross proceeds from the Offering and the Company shall be responsible for the balance.  Notwithstanding the foregoing, a person guilty of fraudulent misrepresentation shall not be entitled to contribution from any other party.  Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought.  In no case shall such party from whom contribution may be sought be liable under this contribution agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section.  The right to contribution provided in this section shall be in addition to, and not in derogation of, any other right to contribution which the Agent may have by statute or otherwise by law.

Conditions

    The following are conditions of the obligations of the Agent and purchasers of the Offered Securities to close the transaction contemplated hereby which conditions the Company covenants to exercise its reasonable efforts to have fulfilled at or prior to closing, which conditions may be waived in writing in whole or in part by the Agent on behalf of the purchasers:

(a)
The Company will make reasonable efforts to provide the Agent with such financial and other information as Agent may reasonably request and which is reasonably available to the Company and is not subject to agreements prohibiting disclosure thereof in order to perform the services contemplated by this Agreement.  The Company will make reasonable efforts to make available to Agent all information pertaining to the Company or which is available to the Company determined in the opinion of Agent to be material to the Sponsorship Report.

(b)
The Company agrees that the Sponsorship Report (including Sponsorship Acknowledgement, preliminary Sponsorship Report and final Sponsorship Report) shall not be released to any party, other than the TSXV, without the express written consent of Agent.  The Company hereby further agrees that the contents of Agent’s due diligence reviews and documentation included therein, including, without limitation, all opinions and reports of Agent’s professionals and experts (the “Review Materials”), are confidential to Agent;  Agent is under no obligation to disclose the Review Materials to the Company.  The Company confirms, acknowledges and agrees that in carrying out its due diligence obligations to the TSXV Agent is obligated to research and confirm both the academic credentials and work experience of the Company’s officers and directors in certain circumstances and accordingly Agent will need to contact relevant companies and academic institutions.

(c)
The Company shall comply with corporate governance recommendations and requirements of applicable securities laws and the TSXV and shall in any event make efforts towards inclusion of at least one independent director on the board and at least on director with relevant industry experience;

(d)	There has been no significant or material information that arises out of the due diligence process, which may impact the Agents ability to raise capital;

(e)	There is no material change in the management of the Company between the date hereof and the closing anticipated herein (except with the permission of the Agent);

(f)	The Company and the Agent shall have entered into a definitive Agency Agreement providing for the Offering;

(g)	The Company shall have created and the Company and each purchaser shall have entered into a form of subscription agreement satisfactory to the Agent;

(h)
The Company’s Board of Directors shall have authorized and approved this engagement letter, the Agency Agreement and the forms of subscription agreements and warrant certificate and the issuance of the Common Shares, creation of the Warrants and Broker’s Warrants and the issuance of Common Shares on the exercise of Warrants and Broker’s Warrants;

(i)
The Agent and each Purchaser shall have received a certificate of the Company signed by a senior officer of the Company on behalf of the Company certifying that the Company has complied with the terms of this agreement, that there has been no material adverse change in the assets, liabilities, financial position, business or operations of the Company not otherwise publicly disclosed and filed by the Company and/or it subsidiaries on SEDAR and such other customary factual matters as the Agent may reasonably request;

(j)
The Agent and the purchasers of Common Shares shall have received an appropriate legal opinion from the Company’s legal counsel, respecting the corporate status of the Company, the issuance of the Common Shares and Warrants and the exemption of the Offering from the prospectus requirements of applicable securities law and such other customary matters as the Agent may reasonably require;

(k)
The Company shall have obtained all necessary approvals for the Offering, and the listing of the corporation on the TSXV, including conditional acceptance of the TSXV and shareholder approval satisfactory to TSXV, if required;

(l)
The funds received pursuant to this Offering shall be held in escrow by Agent’s legal counsel and shall not be released to the Company until such time as the conditions described in (l) above have been met; and

(m)	Such other terms and conditions as the Agent may reasonably establish and request.

Agent’s Covenant

    Agent agrees that any confidential information obtained by it, which is not otherwise in the public domain, in performing the services contemplated by this Agreement, will not be disclosed or used in any manner except in conjunction with providing the services to the Company hereunder.  Agent agrees that it will not use any confidential information, analysis, documents or reports prepared by Agent or opinions received from the Company with respect to the Company or the value of its assets for any purpose other than advising the Company.  Agent shall not under any circumstances provide to any third party any information relating to the Company that is not in the public domain.  If Agent has any doubt as to whether any such information is in the public domain, Agent shall consult with the Company and the Company’s classification of such information as being either public or confidential shall be final and binding. This covenant will expire in 18 months.

Agency Agreement

    The definitive terms of our agreement will be governed by a formal agency agreement (the “Agency Agreement”) in respect to the Offering to be settled as soon and entered into as is reasonably practicable. The Agency Agreement will be negotiated in good faith among the Company and the Agent and will contain representations, warranties, covenants, conditions, including, without limitation, any conditions referred to in this letter agreement, the delivery of legal opinions from counsel to the Company with respect to the Offering and other relevant corporate and securities matters as well as the due authorization and enforceability (subject to the usual exceptions) of material contracts acceptable to the Agent and its counsel and indemnities and termination provisions (including, without limitation, a broad “market out”, “disaster-out”, “material adverse change-out”, “litigation-out”, “due diligence-out” and “regulatory-out” rights) standard in agreements of this type and will be consistent in all material respects with this letter.

Documentation

    The Company shall be responsible for preparation of all marketing documentation to be used by the Agent notwithstanding that Agent may assist the Company in preparation of such documentation.

Closing

    The purchase of the Offered Securities will be completed at the offices of legal counsel to the Company in Vancouver, British Columbia at (i) 10:00 am on the date as may be mutually agreed by the Company and the Agent.  At the respective closings, the Company shall deliver to the Agent on behalf of the purchasers:

(i)	Share certificates and warrant certificates duly registered as the Agent on behalf of the purchasers representing the Offered Securities shall direct;

(ii)	The officers’ certificate and the legal opinion as contemplated above; and

(iii)	Such further documentation as the Agent may reasonably require;

against payment of the purchase price for the Offered Securities being purchased by certified cheque or bank draft.  At closing the Company will make payment of the Agent’s fees and reimbursement of the Agent’s legal fees and expenses by certified cheque payable or to the direction of the Agent.  The Agent and the Company may discharge their respective payment obligations by way of direction and delivery by the Agent of a net proceeds cheque to the Company.

Alternative Transaction

    Subject to Subsection 6 of the heading “Sponsorship” in this Agreement, until the earlier of the completion of the Offering or termination of this letter of agreement, the Company agrees not to sell or negotiate or enter into an arrangement to sell all or substantially all of the assets of the Company or enter into a merger, amalgamation, arrangement, reorganization, takeover-bid or other business combination with a third party or other similar transaction, which transaction does not provide for the completion of the Offering (an “Alternative Transaction”) without the prior written consent of the Agent, such consent not to be unreasonably withheld. In the event that the Company enters into an agreement or makes a public announcement with respect to an Alternative Transaction prior to completion of the Offering, the Company agrees to pay the Agent its expenses of the Offering and the legal expenses of the Agents’ legal counsel(s) incurred in connection with the Offering, plus a fee equal to the Agent’s Commission assuming an offering of CDN$750,000, in full satisfaction of all claims against the Company in this regard.

Right of First Refusal

    The Company hereby grants to the Agent a right to first refusal (“ROFR”) to act as its lead agent, underwriter, or advisor on any subsequent financing undertaken by the Company or its subsidiaries (whether or not such financing is undertaken through a broker, underwriter, agent or otherwise) and a right of first offer to act as its financial advisor on any strategic transaction, including a merger, an acquisition, or a divestiture of any kind. The rights shall be in effect during the 12 month period immediately following the closing of the private placement. The ROFR shall apply irrespective of the nature of the financing transaction which the Company plans to undertake including, without limitation, a public offering or private placement, equity, convertible securities or secured, unsecured, mezzanine or subordinated debt financing or otherwise. Following a written notice by the Company to the Agent of the required assignment, the Agent will have 10 business days to issue a term sheet to the Company that is in context to Company’s financial position and the current market conditions.

Limits on Issuing Securities and Trading

    The Company agrees not to authorize, sell or issue or announce its intention to authorize, sell or issue or negotiate or enter into an agreement to sell or issue any Common Shares (including those that are convertible or exchangeable into Common Shares) other than (i) pursuant to the Offering, (ii) upon the exercise of convertible securities, options or warrants of the Company outstanding at the date hereof, or (iii) pursuant to the Company’s stock option plan or share compensation plan, for a period determined by the TSXV Escrow requirements

    Provided that the Offering is completed, all of the officers and directors of the Company immediately prior to the completion of the Offering shall execute and deliver written undertakings in favour of the Agent agreeing not to sell, contract to sell, grant an option to purchase, make any short sale, transfer, assign, pledge or otherwise dispose of, or announce any intention to do so, any securities of the Company owned, directly or indirectly, by them for a period determined by the TSXV Escrow requirements.

Termination

    The Agent may terminate this Agreement, with no further consequences to the Company, by giving notice in writing to the Company at any time if:

(a)
The Agent is not satisfied in its sole discretion with its due diligence review and investigation of the Company and consequently the Agent is unwilling or unable to market the Offering due to reasons consequent to its due diligence investigations; or

(b)
 There is, in the opinion of the Agent, a material change in management occurs or a change in any material fact or a new material fact shall arise which would be expected to have an adverse change or effect on the business, affairs, prospects or financial condition of the Company or on the market price or the value of the securities of the Company; or

(c)	The state of the financial markets becomes such that in the sole opinion of the Agent it would be impracticable or unprofitable to offer or continue to offer the proposed securities for sale; or

(d)
 There should develop, occur or come into effect any event of any nature, including without limitation, accident, act of terrorism, public protest, governmental law or regulation which in the sole opinion of the Agent adversely affects or may adversely affect the financial markets or the business, affairs, prospects or financial condition of the Company or the market price or value or marketability of the securities of the Company; or

(e)
 There is an enquiry or investigation (whether formal or informal) by any securities regulatory authority in relation to the Company or any one of its officers or directors, or any of its principal shareholders; or

(f)	The Company is in breach of a material term, condition or covenant of this agreement or the Agency Agreement, or any representation or warranty given by it in this agreement becomes or is false; or

(g)
 The Agent has not completed the Offering within 6 months of the execution of this Agreement; the Agent may terminate this Agreement with 10 days written notice to the Company and with no further consequences.

The Company may terminate this Agreement with no further consequences if the Agent has not completed the Offering within 6 months of the execution of this Agreement by providing 10 days written notice to the Agent.

    The Company may terminate this Agreement before the completion of the Offering, and before 6 months have elapsed since the execution of this Agreement, for any reason.  If the Company chooses to terminate this Agreement before the completion of the Offering, and before 6 months have elapsed since the execution of this Agreement, the Company shall pay the Agent the Agent’s expenses of the Offering and the legal expenses of the Agents’ legal counsel(s) incurred in connection with the Offering, plus a fee equal to the Agent’s Commission assuming an offering of CDN$750,000, in full satisfaction of all claims against the Company in this regard.

    If the Company terminates this Agreement and completes a non-brokered financing from any person referred by the Agent within a period of 180 days after termination of this Agreement, the Company shall pay the Agent a commission of 8% of the gross proceeds, which shall be due and payable upon closing of any such financing.

    If the Company terminates this Agreement, and within a period of 120 days it enters into a sponsorship agreement with a different agent, it shall be obligated to pay to M Partners the sponsorship fee of CDN$45,000 (less the CDN$10,000 deposit).  This fee shall be payable to M Partners upon completion of the Company’s listing on the TSXV.

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General

    This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and time shall be of the essence hereunder. The parties agree to attorn to the jurisdiction of the Province of British Columbia regarding any legal dispute between the parties.

    If the foregoing is in accordance with your understanding and is agreed to, please evidence our agreement by execution and delivering to the Agent two copies of this letter.

    Unless otherwise extended by the Agent in writing, this offer is open for acceptance by the Company’s acceptance by facsimile at 416-352-5864 - Attention: Kelly Klatik until 5:00 p.m. (Vancouver time) on December 4, 2008.

    Yours very truly,

    M Partners Inc.

    By: /s/ Kelly Klatik
    Kelly Klatik
    Vice President

    By: /s/ Thomas S. Kofman
    Thomas S. Kofman
    Chairman

    The foregoing accurately reflects our understanding and is agreed to on the terms set forth above.

    AGREED AND ACCEPTED this 4th day of December, 2008.

    By: /s/ Larry Kristof
    Mantra Venture Group Ltd.
    Larry Kristof – President and CEO